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                                                                    EXHIBIT 23.2

                                    ARTHUR
                                   ANDERSEN



10 June 1997                                    ------------------------
                                                  Arthur Andersen
                                                  A Member Firm of
                                                  Andersen Worldwide SC
                                                  ------------------------
The Board of Directors                            141 Walker Street
Home Security International Inc.                  North Sydney 2060
Level 7                                           GPO Box 4329 Sydney NSW 2001
77 Pacific Highway                                02 9964 6000
NORTH SYDNEY NSW 2060                             02 9922 2065 Fax
                                                  DX 1340 Sydney




Dear Sirs

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Amendment No. 1 to Form S-1 Registration for Home Security International Inc.


Yours faithfully

/s/ Arthur Andersen